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                                                                    EXHIBIT 15.1

March 29, 2000


The Board of Directors and Stockholders
FutureLink Corp.

We are aware of the inclusion in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-30178) of FutureLink Corp. for the registration of 5,000,000 shares of its common stock of our report dated November 3, 1999 relating to the unaudited financial statements of CN Networks, Inc. as of September 30, 1998 and 1999 and for the nine months then ended.


                                             /s/ Moreland & Davis

Alameda County, California
March 28, 2000